EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERERD PUBLIC ACCOUNTING FIRM




Board of Directors
GrandSouth Bancorporation

               We consent to the incorporation by reference into this Registration Statement on Form S-8, filed by GrandSouth Bancorporation in connection with the registration of the issuance of 395,959 shares of GrandSouth Bancorporation common stock pursuant to the GrandSouth Bancorporation 1998 Stock Option Plan, of our Report dated February 4, 2005, except for Note 22 as to which the date is February 28, 2005, which is included in GrandSouth Bancorporation's Annual Report on Form 10-KSB for the year ended December 31, 2004.


                                                            s/Elliott Davis, LLC
Elliott Davis, LLC
Greenville, South Carolina
November 8, 2005